UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010

Corus Bankshares, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Riverside Plaza; Suite 1800 Chicago , IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-474-6388

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 27, 2010, the Company received copies of two letters dated January 5, 2010 (the “Letters”) that had been sent by Bank of America, N.A. (as successor by merger to LaSalle Bank National Association), in its capacity as Trustee (the “Trustee”) under that certain Indenture (the “Indenture”) dated as of December 19, 2005, by and among the Company and the Trustee with respect to that certain trust known as Corus Statutory Trust XI in the original amount of $25.0 million. One letter was addressed to Alesco Preferred Funding IX (“Alesco IX”) and the other letter was addressed to Alesco Preferred Funding X (together with Alesco IX, the “Securityholders”). The Letters contain a notice to the Securityholders that an Event of Default has occurred pursuant to Section 5.01(e) (the “Specified Event of Default”) of the Indenture relating to the Junior Subordinated Debt Securities due March 15, 2036 issued by the Company (the “TOPrS”).

The purported Specified Event of Default is described in the Letters as follows:

“(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or orders the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or”

The Company believes that the contentions contained in the Letters are without merit and maintains that the Specified Event of Default has not occurred under the Indenture as a result of the matters described in the Letters because no court has taken any of the actions described in the Letters with respect to the Company or any substantial part of its property.

For the reasons set forth above, the Company delivered a letter dated February 1, 2010 to  the Trustee demanding that the Trustee immediately rescind and withdraw the purported notice of a Specified Event of Default under the Indenture with respect to the TOPrS.

The TOPrS covered by the Letters represent one out of 13 series of TOPrS issued by the Company. The Company has not received letters relating to the other series. The information in this Current Report on Form 8-K is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

/s/ Michael J. Minnaugh
Michael J. Minnaugh
Chief Financial Officer
(Principal Financial Officer
and Duly Authorized Officer of
the Registrant)

Date: February 1, 2010